Exhibit 10.2

                               OPTION AGREEMENT

          This AGREEMENT (this "Agreement"), made this 21st day of September 2005, by and between RECKSON OPERATING PARTNERSHIP, L.P., a Delaware limited partnership ("Owner Operating Partnership") having an address at 225 Broadhollow Road, Melville, New York 11747, and the various direct and indirect wholly owned or controlled subsidiaries of Owner Operating Partnership set forth on Exhibit A annexed hereto (collectively, the "Subsidiaries"; the Subsidiaries and Owner Operating Partnership, collectively, "Owner"), RECKSON AUSTRALIA OPERATING COMPANY LLC, a Delaware limited liability company, having an address at c/o Reckson Associates Realty Corp., 225 Broad Hollow Road, Melville, New York 11747 (the "Company") and RECKSON AUSTRALIA LPT CORPORATION, a Maryland corporation (the "REIT"), having an address at c/o Reckson Associates Realty Corp., 225 Broad Hollow Road, Melville, New York 11747.

          WHEREAS, Owner Operating Partnership directly owns, or owns through its Subsidiaries, fee simple interests or leasehold interests (as lessee) in the properties set forth in Exhibit B annexed hereto (each an "Option Property" and collectively, the "Option Properties"); and

          WHEREAS, pursuant to (i) that certain Contribution Agreement (as amended, modified and supplemented from time to time, the "Contribution Agreement") of even date herewith between Owner, Company and REIT, and (ii) that certain Sale Agreement (as amended, modified and supplemented from time to time, the "Sale Agreement") dated as of August 11, 2005, between Owner, Company and REIT, and subject to the terms and conditions thereof, the parties agreed that Owner would agree to grant to Company an option to acquire the Option Properties upon the terms and conditions set forth herein. (All capitalized terms, unless otherwise defined herein shall have the meaning given such terms in the Contribution Agreement and if not contained therein, the Sale Agreement).

          NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and other good and valuable consideration, the parties hereby agree as follows:

     Section 1. Grant of Option. (a) Subject to Section 12 hereof, Owner hereby grants to Company the option (the "Option") to purchase any Option Property (excluding personalty and artwork, if any) for the amount as set forth in Section 4 below; provided, however, that as to (i) the 100 Campus Drive, 104 Campus Drive and 115 Campus Drive Option Properties, the Option shall be for the managing member's approximately 97% controlling interest in RM Square, LLC, the owner of said three (3) properties, which is subject to an carried interest to the minority partner after certain returns have been achieved, (ii) the 225 Broadhollow Road Option Property, the Option shall be contingent upon Owner or one of its affiliates exercising its option to purchase 225 Broadhollow Road and is subject to Company assuming the tax protection obligations of the Owner or such affiliate with respect to such Option Property, (iii) the 520 White Plains Road Option Property, the Option shall be subject to Company assuming the tax protection obligations of the Owner or such affiliate with respect to such Option Property or (iv) the 51 Charles Lindbergh Boulevard Option Property, the Option shall be effectuated by either the termination of that certain Sublease Agreement dated as of the date hereof entered into by and between RA 55 Charles Lindbergh Boulevard LLC and Owner Operating Partnership (the "Sublease") or the assignment of the Sublease to the Company or its designee.

     (b) Notwithstanding anything to the contrary herein, other properties directly owned by Owner Operating Partnership, or owned through its Subsidiaries, in fee simple or by leasehold (as lessee) may become an Option Property pursuant to the Contribution Agreement and/or the Sale Agreement, and current or future Option Properties may become properties contributed or sold under the Contribution Agreement or Sale Agreement, as applicable, pursuant to such Contribution Agreement or Sale Agreement.

     (c) Notwithstanding anything to contrary herein, no Option shall be effective as to any Option Property, if at the time of exercise of such Option, the exercise of the Option or sale of such Option Property shall cause Owner to be in violation of any of its covenants relating to its existing secured or unsecured indebtedness including those covenants imposed by nationally recognized rating agencies in connection with Owner's investment grade rating. Any such Option Property shall remain an Option Property for a future exercise of an Option during the Option Period (as defined hereinbelow), provided such covenants are not then violated.

     Section 2. Option Period. The Option may be exercised at any time between January 1, 2006 and January 1, 2008 (the "Option Period"), provided that if not exercised on or before January 1, 2008, all rights and privileges hereunder shall expire; provided, however, that Company may only exercise one
(1) Option each calendar quarter, except the last two (2) calendar quarters of the Option Period in which Company may exercise any number of Options. During the Option Period, Owner agrees to own and operate each Option Property consistent with its past practices in owning and operating such Option Property and/or similar properties (including, without limitation, the ability to incur debt on market terms and enter into leases, renewals, expansions and/or amendments on market terms). During the term of this Agreement, Owner shall have the right to make (i) capital improvements or capital repairs required by law, (ii) capital improvements or capital repairs which may be required in the event of an emergency to preserve the Option Property, or
(iii) capital improvements or capital repairs required in accordance with the terms and provisions of a lease (collectively, "Required Work") without Company's prior approval. In the event that Owner deems it necessary to perform Required Work, Owner shall use commercially reasonable efforts to notify Company of such Required Work as soon as practicable. In the event Owner elects to perform any Required Work, then the cost of such Required Work shall be apportioned between Owner and Company in accordance with Section 5 below. Additionally, in the event Owner elects to enter into any leases, any
(i) brokerage commissions, (ii) tenant improvement allowances, (iii) abated rent and/or (iv) other tenant inducement costs of whatever nature shall be apportioned between Owner and Company in accordance with the amount of lease term occurring pre- and post-Option Closing.

     Section 3. Exercise of Option. In order to exercise the Option, Company must deliver a written notice (the "Option Notice") to Owner within the time period set forth in Section 2 hereof, indicating that it has irrevocably exercised the Option. The Option Notice shall be addressed in accordance with
Section 11 hereof and shall be signed by Company. Subject to the last sentence of Section 4, upon giving the Option Notice, both parties shall, in good faith, negotiate and execute a contract of sale on market terms consistent with purchase and sale agreements in the New York metropolitan tri-state area (such market terms to be decided by expedited arbitration, as set forth in Section 14 herein, in the event no agreement can be reached between the parties).

     Section 4. Purchase Price. The purchase price for each Option Property shall be the fair market value of the Option Property, as determined based upon the greater of (i) the appraised value of the Option Property in question or (ii) a written all cash bona fide third party offer to purchase said Option Property dated within 120 days of the date of delivery of the Option Notice that the owner of the Option Property would be willing to accept and close, if any (the "Purchase Price"); provided, however, that the Purchase Price shall not be less than the amount of the aggregate debt secured solely by the specific Option Property subject to the Option. The appraisal referred to in clause (i) of the foregoing sentence shall be paid for by Company and shall be performed by an appraiser mutually acceptable to both Owner and Company. Notwithstanding anything contained herein to the contrary, Owner shall have the right to postpone for six (6) months the date of fair market valuation and the date of Option Closing (defined below); provided that in the event Owner postpones the date of fair market valuation and the date of the Option Closing, Company shall have the right to rescind the Option Notice originally delivered in connection therewith. In the event Owner exercises its right to postpone the date of fair market valuation and the date of the Option Closing, whether or not Company rescinds the Option Notice originally delivered in connection therewith, Company shall have the right to exercise another Option in such quarter.

     Section 5. Option Closing. Subject to the last sentence of Section 4, the acquisition of any Option Property for which the Option has been exercised shall be consummated (the "Option Closing") within thirty (30) calendar days after the exercise of the Option, unless otherwise agreed to by the parties, and shall be closed on an "all cash" basis, subject to customary closing adjustments and prorations and with marketable title subject only to those matters which are customary or as may be necessary to own and operate the Option Property. Owner shall be under no obligation to deliver marketable title. Notwithstanding the foregoing, the Company shall pay any transfer taxes due in connection with the exercise of an Option. At the Option Closing, Company shall reimburse Owner for Required Work based upon the number of days of the projected useful life of such Required Work that Owner owned the Option Property after each of the Required Work were made, on the one hand, with Company responsible for the remainder of the projected useful life of each of such Required Work, on the other.

     Section 6. Closing Documents. At the Option Closing, upon receipt of the Purchase Price, Owner shall transfer such Option Property or Option Properties (which may, at Owner's option, be accomplished through a transfer of the interest in the applicable Option Property owner, with customary representations and warranties), as applicable, to Company, together with such other documents as counsel for Owner and Company shall reasonably require to accomplish the purposes of the exercise of the Option.

     Section 7. Debt Assumption. To the extent that any Option Property is encumbered at the time of the exercise by Company of the Option by debt which is not due upon sale, Owner shall have no obligation to pay off or deliver such Option Property free of such liens and encumbrances; provided, however that any monetary liens or encumbrances shall be a buyer's credit against the Purchase Price of the Option Property. As a condition to Owner's obligation to close, Owner shall be released from any such debt on or prior to the Option Closing. In the event that the existing lender charges an assumption fee and/or legal fees in connection with the sale, same shall be a buyer's credit at the closing.

     Section 8. Failure of Owner or the Company to Perform. (a) If, prior to any Option Closing, Company shall materially default in the performance of any of its obligations under this Agreement, and such default or breach shall remain uncured for ten (10) days after Company receives written notice thereof from Owner, then Owner, as its sole and exclusive remedy, may either (i) commence an action for specific performance of such obligations (subject to all of the terms of this Agreement); or (ii) terminate this Agreement and seek liquidated damages hereunder from Company in an amount equal to five percent (5%) of the applicable Purchase Price. If Owner elects to terminate this Agreement pursuant to this Section 8(a), this Agreement shall be of no further force and effect, except with respect to those provisions which expressly survive the termination of this Agreement.

     (b) If, prior to any Option Closing, Owner shall materially default in the performance of any of its obligations under this Agreement, and such default shall remain uncured for ten (10) days after Owner receives written notice thereof from Company, then Company, as its sole and exclusive remedy, may either (i) commence an action for specific performance of such obligations (subject to all of the terms of this Agreement); or (ii) terminate this Agreement. If Company elects to terminate this Agreement pursuant to this
Section 8(b), this Agreement shall be of no further force and effect, except with respect to those provisions which expressly survive the termination of this Agreement.

     Section 9. Condemnation and Casualty. (a) If, prior to an Option Closing, all or any portion of any Option Property or Option Properties are permanently taken by eminent domain (or is the subject of a pending condemnation proceeding that has not been reduced to judgment), Owner shall notify Company of such fact. Owner shall have no obligation to provide an alternate Option Property or Option Properties and Owner shall have no other liability or obligation to Company with respect to such Option Property or Option Properties. If Company elects to proceed with the Option Closing of any Option Property or Option Properties subject to a partial permanent taking by eminent domain (other than the portion so taken), then upon the exercise of its Option, Company shall accept title to such Option Property or Option Properties in their existing condition, and pursuant to Section 4, at the appraised fair market value following such partial permanent taking by eminent domain and Owner shall not be required to assign or turn over to the Company any amounts awarded or to be awarded as a result of the taking of such Option Property or Option Properties. In the event that all or any portion of any Option Property or Option Properties are temporarily taken by eminent domain (or is the subject of a pending condemnation proceeding that has not been reduced to judgment), the Option Period shall be extended with respect to such Option Property or Option Properties until such time that the temporary condemnation ceases to affect such Option Property or Option Properties.

     (b) If, prior to the Option Closing, all or any portion of any of the Option Properties are damaged or destroyed by fire or other casualty, Owner shall not have any obligation to provide an alternate Option Property or Option Properties or to repair or rebuild any such Option Property or Option Properties. However, if all or any portion of any Option Property or Option

Properties are damaged or destroyed by fire or other casualty, and Owner intends to and does repair and rebuild such Option Property or Option Properties, the Option Period shall be extended until such time that the Option Property or Option Properties is repaired and rebuilt; provided, however, that any costs for such repair and rebuilding work not covered by insurance (including deductibles funded by Owner or its affiliates) are paid to Owner at the Option Closing (if the Option is exercised) as additional consideration.

     Section 10. Right of First Refusal to Purchase. During the Option Period, in the event Owner receives a written all cash bona fide offer from a third party for the purchase of any Option Property and the Owner is willing to accept and close, Company shall have a right of first refusal to purchase at the same purchase price and other terms contained in such offer, such closing to occur within thirty (30) days. In the event that Company elects to not exercise such right of first refusal to purchase such Option Property, Owner may sell the Option Property to such third party or to any other person or party on terms no less beneficial to Company than those contained in the offer, provided the sale closes within 120 days from the date on which Company elects not to exercise such right.

     Section 11. Notices. All notices, demands, consents, approvals, requests or other communications that any of the parties to this Agreement may desire or be required to give hereunder (collectively "Notices") shall be in writing and shall be given by personal delivery, or a nationally recognized overnight courier service, fees prepaid, addressed as follows:


          If to Owner Operating Partnership, to:

                  c/o Reckson Associates Realty Corp.
                  225 Broadhollow Road
                  Suite 212W
                  Melville, New York  11747
                  Attention General Counsel
                  Fax:     631-622-8994

                  with a copy to:

                  Wachtell, Lipton, Rosen & Katz
                  51 West 52nd Street
                  New York, NY  10019
                  Attention: Stephen G. Gellman, Esq.
                  Telephone:   212-403-1246
                  Fax:         212-403-2246
                  E-mail:      SGGellman@wlrk.com

          If to Company, to:

                  c/o Reckson Associates Realty Corp.
                  225 Broad Hollow Road
                  Melville, New York 11747

                  with a copy to:


                  Paul, Hastings, Janofsky & Walker LLP
                  75 East 55th Street
                  New York, New York 10022
                  Attn:  Robert J. Wertheimer, Esq.
                  Fax:  212-318-6936
                  Telephone:  212-318-6550
                  Email:  Robertwertheimer@paulhastings.com


Any party may designate another addressee (and/or change its address) for Notices hereunder by a Notice given pursuant to this section. A Notice sent in compliance with the requirements of this Section shall be deemed given on the date of its receipt.

     Section 12. Termination. This Agreement and Company's rights hereunder shall be deemed automatically terminated prior to its stated expiry (except with respect to those provisions which expressly survive the termination of this Agreement), without payment of premium or penalty, whether or not the Option has been exercised, at any time prior to the closing of the acquisition of any of the Option Properties if (a) Company sends the Offer Notice, which is accepted by Owner, and fails to close as and where obligated on the terms set forth in the Offer Notice, (b) Company is in default, beyond any applicable notice and cure period, of any of its respective obligations under this Agreement, the Contribution Agreement or the Sale Agreement, (c) the Contribution Agreement and/or the Sale Agreement are not executed by all parties thereto, and/or (d) Owner Operating Partnership or any of its affiliates is no longer the "responsible entity" of Reckson New York Property Trust after first being appointed as the "responsible entity" of Reckson New York Property Trust. Once an Option Property has been sold in compliance with the terms of Section 10 herein, Company shall thereafter have no rights with respect thereof.

     Section 13. Broker. Owner and Company mutually represent and warrant to each other that neither Owner nor Company knows of, or has dealt with, any broker, finder, salesperson or similar agent who has claimed or may have the right to claim a commission in connection with this transaction. Owner and Company shall indemnify and defend each other against any costs, claims or expenses, including reasonable attorneys' fees, arising out of the breach on their respective parts of the representations and warranties or agreements contained in this Section 13. The representations and obligations under this Section 13 shall survive each applicable Option Closing or, if any such Option Closing does not occur, the termination of this Agreement. Owner and Company agree that the "Sponsor Fee", as defined in that certain Asset Management Agreement between REIT and Reckson Australia Asset Management LLC, shall not be deemed a commission for purposes of this Section 13.

     Section 14. Arbitration. Any disputes under this Agreement shall be resolved by expedited arbitration before a single arbitrator acceptable to both Owner and Company in their reasonable judgment in accordance with the rules of the American Arbitration Association, provided that, if Owner and Company fail to agree on an arbitrator within five (5) days after a dispute arises, then either party may request the Manhattan office of the American Arbitration Association to designate an arbitrator. Such arbitrator shall have at least ten (10) years of experience in commercial real estate in the New York metropolitan tri-state area. All arbitration hearings hereunder shall be held in New York City. The arbitrator shall, in rendering any decision pursuant to this Section 14, answer only the specific question or questions presented to him or her. In answering such question or questions (and rendering their decision), the arbitrator shall be bound by the provisions of this Agreement, and shall not add to, subtract from or otherwise modify such provisions. The determination of the arbitrator shall be conclusive and binding upon the parties. The costs and expenses of such arbitrator shall be borne equally by the Owner and Company. Judgment may be had on the decision and award of an arbitrator rendered pursuant to the provisions of this Section 14 and may be enforced in accordance with the laws of the State of New York.

     Section 15. Miscellaneous.

                 (a) Entire Agreement. This Agreement contains the entire agreement among the parties with respect to the subject matter hereof and supersedes any and all prior agreements, written or oral, with respect to the subject matter hereof.

                 (b) Waivers and Amendments. This Agreement may be amended, modified, extended, superseded, canceled or renewed, and the terms and conditions hereof may be waived, only by a written instrument signed by each of the parties hereto.

                 (c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (other than its rules of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby).

                 (d) Successors and Assigns. All covenants and agreements contained herein, by or on behalf of any of the parties hereto, shall be binding upon, and inure to the benefit of, the respective successors and assigns or legal representatives, as the case may be, of the parties hereto; provided, however, that Company shall not have the right to assign the Option, this Agreement or any of its rights hereunder, and any attempt to do so shall be void ab initio.

                 (e) Fair Agreement. Each of the parties hereby expressly acknowledges and represents that (i) it has not relied upon any representation not expressly set forth herein in entering into this Agreement; (ii) it is entering into this Agreement of its own free will and accord, after consulting with their respective attorneys; (iii) the terms and conditions set forth in this Agreement are fair and represent the parties' business agreement; and
(iv) it is freely entering into this Agreement without force, duress or coercion of any nature. Each party participated in the preparation of this Agreement and all other documents in connection herewith, and no party shall be deemed to be the drafter thereof.

                 (f) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which, when taken together, shall constitute one and the same instrument.

                 (g) Section Headings. The Section headings contained in this Agreement are for reference purposes and shall not affect the meaning or interpretation of this Agreement.

                 (h) Further Assurances. The parties mutually agree that they will execute such further documents as may be reasonably required to accomplish the purposes of this Agreement.

                 (i) No Third Party Beneficiaries. No party not a signatory hereto or a permitted successor or assign shall have any rights in and to the subject matter hereof or in respect of any Option Property.

                 (j) Facsimile Signatures. The parties hereto agree that the use of facsimile signatures for the execution of this Agreement shall be legal and binding and shall have the same force and effect as if originally signed.

                 (k) Severability. Any provision in this Agreement that is unenforceable or invalid in any jurisdiction shall, as to such jurisdiction, be ineffective, but only to the extent of such unenforceability or invalidity of and without affecting the remaining provisions thereof or affecting the operation, enforceability or validity of such provision in any other jurisdiction.

                 (l) Limitation of Liability.

                     (i) No present or future partner, member, director, officer, shareholder, employee, advisor, affiliate or agent of or in Owner or any affiliate of Owner shall have any personal liability, directly or indirectly, under or in connection with this Agreement or any agreement made or entered into under or in connection with the provisions of this Agreement, or any amendment or amendments to any of the foregoing made at any time or times, heretofore or hereafter, and Company and its successors and assigns and, without limitation, all other persons and entities, shall look solely to Owner's assets for the payment of any claim or for any performance, and Company hereby waives any and all such personal liability. All such claims shall be limited to the amount of actual direct damages suffered by Company, and shall not include any consequential, punitive or special damages. The limitations of liability contained in this subparagraph are in addition to, and not in limitation of, any limitation on liability applicable to Owner provided elsewhere in this Agreement or by law or by any other contract, agreement or instrument All documents to be executed by Owner shall also contain the foregoing exculpation.

                     (ii) No present or future partner, member, director, officer, shareholder, employee, advisor, affiliate or agent of or in Company or any affiliate of Company shall have any personal liability, directly or indirectly, under or in connection with this Agreement or any agreement made or entered into under or in connection with the provisions of this Agreement, or any amendment or amendments to any of the foregoing made at any time or times, heretofore or hereafter, and Owner and its successors and assigns and, without limitation, all other persons and entities, shall look solely to the Company's assets for the payment of any claim or for any performance, and Owner hereby waives any and all such personal liability. All such claims shall be limited to the amount of actual direct damages suffered by Owner, and shall not include any consequential, punitive or special damages. The limitations of liability contained in this subparagraph are in addition to, and not in limitation of, any limitation on liability applicable to Company provided elsewhere in this Agreement or by law or by any other contract, agreement or instrument. All documents to be executed by Company shall also contain the foregoing exculpation.

                     (iii) The provisions of this Section 15(l) shall survive any expiration or termination of this Agreement.

                 (m) No Waiver. No waiver by a party of any provision of this Agreement shall be deemed to be a waiver of any other provision hereof or a waiver of any subsequent breach by a party of the same or any other provision.

                 (n) Number and Gender. All personal pronouns used in this Agreement shall include the other genders. The singular shall include the plural, and the plural the singular, whenever and as often as may be appropriate.

                 (o) Other Activities; No Fiduciary Duties; Related Party Transactions.

                     (i) Notwithstanding any provision to the contrary at law, in equity or otherwise, Company acknowledges and agrees, on behalf of itself and its affiliates, that Owner, its affiliates, and their respective directors, officers, employees and agents, shall be permitted to, and will, directly or indirectly, (1) engage in, (2) acquire, hold or otherwise have any interest in, (3) otherwise enter into any relationship or affiliation or otherwise undertake a joint venture or similar arrangement, whether as an individual, partner, owner, member, shareholder, director, officer, principal, agent, employee, trustee, or consultant, with any person that shall directly or indirectly engage in, or (4) enter into any agreement, including any license agreement with respect to the use of its name or agreement in principle or letter of intent, with respect to, any activity or business of any nature or description (including, without limitation, any activity or business in direct competition with those conducted or engaged in by or on behalf of

     Owner or any of its affiliates and including, without limitation, the acquisition, ownership, financing, leasing, operating, construction, rehabilitation, renovation, improvement, management and development of real property (whether or not such real property is directly or indirectly in competition with Owner or otherwise may be of a type that would be within the business objectives of Owner or its affiliates)) (collectively "Independent Ventures"), and shall owe no duty to refrain engaging in any such Independent Ventures, notwithstanding any other relationship or affiliation with Owner and its affiliates.

                     (ii) Neither Owner nor any of its affiliates shall have any obligation to present, or grant rights of first offer, refusal or other similar rights with respect to, any Independent Venture to Company. In the event that Owner or any of its affiliates (or any of their respective directors, officers, employees or agents) acquires knowledge of a potential transaction or matter which may be a corporate opportunity for Owner or its affiliates, on the one hand, and Company or its affiliates, on the other hand, Owner or its affiliates, as the case may be, shall, to the fullest extent permitted by law, have no duty to communicate or offer such corporate opportunity to the Company.

                     (iii) Company shall not have any rights by virtue of this Agreement in and to any Independent Venture or the income or profits derived therefrom, regardless of :

                           (1) the location of such Independent Venture;

                           (2) whether such Independent Venture was presented
               to Owner or any of its affiliates as a direct or indirect result of its connection with Company; or

                           (3) whether such opportunity is consistent with the
               investment philosophy or business strategy of Company or Owner.

None of Owner, any of its affiliates and none of their respective officers, directors, employees or agents shall owe any fiduciary duty to, nor shall any such person be liable for breach of fiduciary duty to, Company, any of its affiliates or any of their respective officers, directors, employees, agents, partners or interest holders, by reason of this Agreement or any other arrangement or relationship among the parties.

                          [Signature Page to Follow]

IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed as of the date first above written.

                        OWNER OPERATING PARTNERSHIP:

                        RECKSON OPERATING PARTNERSHIP,
                        L.P., a Delaware limited partnership

                        By: RECKSON ASSOCIATES REALTY
                            CORP., its general partner


                            By: /s/ Jason Barnett
                                --------------------------
                                Name:
                                Title:



                        SUBSIDIARIES:

                        RM SQUARE LLC, a Delaware
                        limited liability company

                        By:  RECKSON OPERATING PARTNERSHIP,
                             L.P., a Delaware limited partnership

                             By:  RECKSON ASSOCIATES REALTY
                                  CORP., its general partner


                                  By: /s/ Jason Barnett
                                      ----------------------
                                      Name:
                                      Title:


                        RA 119 CHERRY HILL ROAD LLC, a
                        Delaware limited liability company

                        By:  RECKSON OPERATING PARTNERSHIP,
                             L.P., a Delaware limited partnership

                             By:  RECKSON ASSOCIATES REALTY
                                  CORP., its general partner


                                  By: /s/ Jason Barnett
                                      ------------------
                                      Name:
                                      Title:

                        RECKSON 520 HOLDINGS LLC, a
                        Delaware limited liability company

                        By:  RECKSON OPERATING PARTNERSHIP,
                             L.P., a Delaware limited partnership

                             By:  RECKSON ASSOCIATES REALTY
                                  CORP., its general partner


                                  By: /s/ Jason Barnett
                                      ------------------------
                                      Name:
                                      Title:


                        RA 99 CHERRY HILL ROAD LLC, a
                        Delaware limited liability company

                        By:  RECKSON OPERATING PARTNERSHIP,
                             L.P., a Delaware limited partnership

                             By:  RECKSON ASSOCIATES REALTY
                                  CORP., its general partner


                                  By: /s/ Jason Barnett
                                      -------------------------
                                      Name:
                                      Title:



                        COMPANY:

                        RECKSON AUSTRALIA OPERATING
                        COMPANY LLC, a Delaware limited liability company

                        By:  RECKSON AUSTRALIA LPT CORPORATION,
                             a Maryland corporation


                             By: /s/ Jason Barnett
                                 -----------------------
                                 Name:  Jason Barnett
                                 Title:

                                   EXHIBIT A


                                 Subsidiaries
                                 ------------


RM SQUARE LLC, a Delaware limited liability company

RA 119 CHERRY HILL ROAD LLC, a Delaware limited liability company

RECKSON 520 HOLDINGS LLC, a Delaware limited liability company

RA 99 CHERRY HILL ROAD LLC, a Delaware limited liability company

                                   EXHIBIT B


                               Option Properties
                               -----------------


40 Cragwood Road, South Plainfield, NJ


50 Charles Lindbergh Boulevard, Uniondale, NY


51 Charles Lindbergh Boulevard, Uniondale, NY


99 Cherry Hill Road, Parsippany, NJ


100 Campus Drive, Princeton, NJ


104 Campus Drive, Princeton, NJ


115 Campus Drive, Princeton, NJ


119 Cherry Hill Road, Parsippany, NJ


225 Broadhollow Road, Melville, NY


520 White Plains Road, Tarrytown, NY



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